UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

AVANTAIR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida	33762
(Address of Principal Executive Offices)	(Zip Code)

(727) 539-0071
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On November 14, 2008, Avantair, Inc. (the “Company”) issued a press release announcing the commencement of a warrant retirement program, pursuant to which the Company has offered holders of all 13,800,000 outstanding, publicly-traded warrants the opportunity to exercise the warrants on amended terms, for a limited time. The Company is modifying the 13,800,000 warrants to reduce the per-share exercise price from $5.00 to $2.75 for a limited period as described in the press release. In addition, for each warrant exercised by a holder at the reduced exercise price, the holder will have the option to engage in a cashless exercise by exchanging ten additional warrants for one additional share of common stock. Warrants tendered for cashless exercise may only be tendered in groups of ten and no fractional shares will be issued for odd lots of nine or less. The full text of the press release issued in conjunction with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

    In connection with the warrant retirement program, the Company will exchange 210,000 of the outstanding unit purchase options issued to certain of the underwriters of its initial public offering for 125,000 shares of the Company’s common stock.

The information furnished under this Item, including the exhibit related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated November 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAIR, INC.

Dated: November 14, 2008	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 14, 2008.